Exhibit 99.1

ADDITIONAL MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of additional material federal income tax considerations with respect to our qualification as a real estate investment trust (a “REIT”) and the purchase, ownership, and disposition of our securities. This discussion supplements and updates the discussions contained in the applicable prior prospectus under the heading “Material Federal Income Tax Considerations” and in any applicable prior prospectus supplement under the heading “Additional Material Federal Income Tax Considerations,” and supersedes such discussions to the extent inconsistent with such discussions. This discussion applies only to initial beneficial owners of our securities who purchase their securities at their issue price (as defined below) and who hold the securities as capital assets (generally property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on the Code, income tax regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (“IRS”) and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion is general in nature and is not exhaustive of all possible tax considerations, nor does the discussion address any state, local or foreign tax considerations or any U.S. tax considerations (e.g., estate, generation-skipping, or gift tax) other than U.S. federal income tax considerations, that may be applicable to particular security holders. This discussion does not address all the tax consequences that may be relevant to specific security holders in light of their particular circumstances (including security holders that are directly or indirectly related to us) or to security holders subject to special treatment under the Code, such as financial institutions, brokers, dealers in securities and commodities, insurance companies, certain former U.S. citizens or long-term residents, regulated investment companies, real estate investment trusts, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, persons subject to the alternative minimum tax, U.S. persons whose functional currency is not the U.S. dollar, persons that are, or that hold their securities through, partnerships or other pass-through entities, or persons that hold securities as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes. Except as specifically provided below with respect to Non-U.S. Holders (as defined in the applicable prior prospectus), the discussion is limited to beneficial owners of securities that are U.S. Holders. As supplemented and updated by this summary, and by the discussion in any applicable prospectus supplement, investors should review the discussion in the applicable prior prospectus under the heading “Material Federal Income Tax Considerations” for a more detailed summary of the federal income tax consequences of the purchase, ownership and disposition of our securities and our election to be subject to federal income tax as a REIT.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES

Enactment of Tax Act

On December 20, 2017, the U.S. Senate and the U.S. House of Representatives passed H.R. 1, informally titled the Tax Cuts and Jobs Act (the “Tax Act” or the “Act”). President Trump is expected to sign the Act, and the following discussion assumes that the Act becomes law in its current form. The Tax Act makes major changes to the Code, including a number of provisions of the Code that may affect the taxation of REITs and their security holders. The most significant of these provisions are described below. The individual and collective impact of these changes on REITs and their security holders is uncertain, and may not become evident for some period of time. Prospective investors should consult their tax advisors regarding the implications of the Tax Act on their investment.

Revised Individual Tax Rates and Deductions

The Tax Act creates 7 income tax brackets for individuals ranging from 10% to 37% that generally apply at higher thresholds than current law. For example, the highest 37% rate applies to joint return filer incomes above $600,000, instead of the highest 39.6% rate that applies to incomes above $470,700 under pre-Tax Act law. The maximum 20% rate that applies to long-term capital gains and qualified dividend income is unchanged, as is the 3.8% Medicare tax on net investment income (see “Material Federal Income Tax Considerations — Taxation of Taxable U.S. Shareholders — Current Tax Rates” and Material Federal Income Tax Considerations — Taxation of Taxable U.S. Shareholders — Medicare Tax on Unearned Income” in the applicable prospectus).

The Act also eliminates personal exemptions, but nearly doubles the standard deduction for most individuals (for example, the standard deduction for joint return filers rises from $12,700 in 2017 to $24,000 upon the Act’s effectiveness). The Act also eliminates many itemized deductions, limits individual deductions for state and local income, property and sales taxes (other than those paid in a trade or business) to $10,000 collectively for joint return filers (with a special provision to prevent 2017 deductions for prepayment of 2018 taxes), and limits the amount of new acquisition indebtedness on principal or second residences for which mortgage interest deductions are available to $750,000. Interest deductions for new home equity debt are eliminated. Charitable deductions are generally preserved. The phaseout of itemized deductions based on income is eliminated.

The Tax Act does not eliminate the individual alternative minimum tax, but it raises the exemption and exemption phaseout threshold for application of the tax.

These individual income tax changes are generally effective beginning in 2018, but without further legislation, they will sunset after 2025.

Pass-Through Business Income Tax Rate Lowered through Deduction

Under the Tax Act, individuals, trusts, and estates generally may deduct 20% of “qualified business income” (generally, domestic trade or business income other than certain investment items) of a partnership, S corporation, or sole proprietorship. In addition, “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income eligible for capital gain tax rates) and certain other income items are eligible for the deduction by the taxpayer. The overall deduction is limited to 20% of the sum of the taxpayer’s taxable income (less net capital gain) and certain cooperative dividends, subject to further limitations based on taxable income. In addition, for taxpayers with income above a certain threshold (e.g., $315,000 for joint return filers), the deduction for each trade or business is generally limited to no more than the greater of (i) 50% of the taxpayer’s proportionate share of total wages from a partnership, S corporation or sole proprietorship, or (ii) 25% of the taxpayer’s proportionate share of such total wages plus 2.5% of the unadjusted basis of acquired tangible depreciable property that is used to produce qualified business income and satisfies certain other requirements. The deduction for qualified REIT dividends is not subject to these wage and property basis limits. The deduction, if allowed in full, equates to a maximum 29.6% tax rate on domestic qualified business income of partnerships, S corporations, or sole proprietorships, and a maximum 29.6% tax rate of REIT dividends. As with the other individual income tax changes, the deduction provisions are effective beginning in 2018. Without further legislation, the deduction would sunset after 2025.

Net Operating Loss Modifications

Net operating loss (“NOL”) provisions are modified by the Tax Act. The Act limits the NOL deduction to 80% of taxable income (before the deduction). It also generally eliminates NOL carrybacks for individuals and non-REIT corporations (NOL carrybacks did not apply to REITs under prior law), but allows indefinite NOL carryforwards. The new NOL rules apply beginning in 2018.

Maximum Corporate Tax Rate Lowered to 21%; Elimination of Corporate Alternative Minimum Tax

The Tax Act reduces the 35% maximum corporate income tax rate to a maximum 21% corporate rate, and reduces the dividends-received deduction for certain corporate subsidiaries. The Act also permanently eliminates the corporate alternative minimum tax. These provisions are effective beginning in 2018.

Limitations on Interest Deductibility; Real Property Trades or Businesses Can Elect Out Subject to Longer Asset Cost Recovery Periods

The Tax Act limits a taxpayer’s net interest expense deduction to 30% of the sum of adjusted taxable income, business interest, and certain other amounts. Adjusted taxable income does not include items of income or expense not allocable to a trade or business, business interest or expense, the new deduction for qualified business income, NOLs, and for years prior to 2022, deductions for depreciation, amortization, or depletion. For partnerships, the interest deduction limit is applied at the partnership level, subject to certain adjustments to the partners for unused deduction limitation at the partnership level. The Act allows a real property trade or business to elect out of this interest limit so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential rental property, and a 20-year recovery period for related improvements described below. Disallowed interest expense is carried forward indefinitely (subject to special rules for partnerships). The interest deduction limit applies beginning in 2018.

Maintains Cost Recovery Period for Buildings; Reduced Cost Recovery Periods for Tenant Improvements; Increased Expensing for Equipment

For taxpayers that do not use the Act’s real property trade or business exception to the business interest deduction limits, the Act maintains the current 39-year and 27.5-year straight line recovery periods for nonresidential real property and residential rental property, respectively, and provides that tenant improvements for such taxpayers are subject to a general 15-year recovery period. Also, the Act temporarily allows 100% expensing of certain new or used tangible property through 2022, phasing out at 20% for each following year (with an election available for 50% expensing of such property if placed in service during the first taxable year ending after Sept. 27, 2017). The changes apply, generally, to property acquired after September 27, 2107 and placed in service after Sept. 27, 2017.

Like Kind Exchanges Retained for Real Property, but Eliminated for Most Personal Property

The Tax Act continues the deferral of gain from the like kind exchange of real property, but provides that foreign real property is no longer “like kind” to domestic real property. Furthermore, the Act eliminates like kind exchanges for most personal property. These changes are effective generally for exchanges completed after Dec. 31, 2017, with a transition rule allowing such exchanges where one part of the exchange is completed prior to Dec. 31, 2017.

International Provisions: Modified Territorial Tax Regime

The Act moves the United States from a worldwide to a modified territorial tax system, with provisions included to prevent corporate base erosion. We currently do not have any foreign subsidiaries or properties, but these provisions could affect any such future subsidiaries or properties.

Other Provisions

The Tax Act makes other significant changes to the Code. These changes include provisions limiting the ability to offset dividend and interest income with partnership or S corporation net active business losses. These provisions are effective beginning in 2018, but without further legislation, will sunset after 2025.

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